                                                                    EXHIBIT 99.1

     NOBEL LEARNING COMMUNITIES, INC. ANNOUNCES DEVELOPMENTS WITH RESPECT TO
                                PROPOSED MERGER

West Chester, PA, November 14, 2002 - Nobel Learning Communities, Inc. (NASDAQ:
NLCI), a for-profit provider of education and school management services for the pre-elementary through 12/th/ grade market, announced that it has received new information regarding its previously announced proposed merger with Socrates Acquisition Corporation. Under the terms of the merger agreement with Socrates Acquisition Corporation, Socrates' obligation to consummate the proposed merger is subject to its ability to obtain financing, and at the time the merger agreement was signed, Socrates Acquisition Corporation had received signed commitment letters providing for the necessary debt and equity financing, subject to certain conditions.

Socrates Acquisition Corporation has advised the special committee of Nobel Learning Communities, Inc.'s board of directors formed in connection with the proposed merger that Socrates does not believe the contemplated merger consideration will be financeable at $7.75 per share. Socrates Acquisition Corporation has not requested that Nobel Learning Communities agree to terminate the merger agreement, and has also stated that, in the event the proposed merger does not take place, Socrates Acquisition Corporation is considering proposing an alternative equity financing transaction with Nobel Learning Communities.

Nobel Learning Communities, Inc. operates 179 schools in 15 states consisting of private schools and charter schools; pre-elementary, elementary, middle, specialty high schools and schools for learning challenged children clustered within established regional learning communities.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED IN THIS PRESS RELEASE, THE INFORMATION IN THIS PRESS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE CHANGES IN MARKET DEMAND, MARKET CONDITION AND COMPETITIVE ACTIVITIES, THE ACCEPTANCE OF NEWLY DEVELOPED AND CONVERTED SCHOOLS AND THE POSSIBILITY THAT THE MERGER MAY NOT BE CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT. OTHER RISKS AND UNCERTAINTIES ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SEC.

AVAILABILITY OF ADDITIONAL INFORMATION

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY

WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE), AS WELL AS OTHER RELEVANT FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES OF THE PROXY STATEMENT, WHEN AVAILABLE, AND OTHER COMPANY FILINGS WILL ALSO BE AVAILABLE TO STOCKHOLDERS BY DIRECTING A REQUEST TO R. ZOBEL OR K. HERMAN, NOBEL LEARNING COMMUNITIES, INC., 1615 WEST CHESTER PIKE, WEST CHESTER, PA 19382, (484) 947-2000.

THE COMPANY AND CERTAIN OF ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM THE COMPANY'S STOCKHOLDERS IN FAVOR OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER THE RULES OF THE SEC, BE CONSIDERED "PARTICIPANTS" IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTIONS WILL BE SET FORTH IN THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC. THESE INDIVIDUALS MAY HAVE INTERESTS IN THE PROPOSED MERGER, SOME OF WHICH MAY DIFFER FROM OR MAY BE IN ADDITION TO, THOSE OF THE COMPANY'S STOCKHOLDERS GENERALLY.